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                                                                     Exhibit 1.1

                           Standby Purchase Agreement

                              Hanover Direct, Inc.

                                55,555,555 Shares
                                  Common Stock
                              ($.66 2/3 par value)

                           Standby Purchase Agreement



                                                New York, New York
                                                March 26, 1997


Richemont S.A.
35 Boulevard Prince Henri
L 1724 Luxembourg
Attention:  Mr. Kurt Nauer

Ladies and Gentlemen:

            Hanover Direct, Inc., a Delaware corporation (the "Company"), proposes to offer approximately 55,555,555 shares (the "Shares") of Common Stock, par value $.66 2/3 per share (the "Common Stock"), of the Company, initially for subscription upon the exercise of rights (the "Rights") evidenced by transferable subscription certificates (the "Subscription Certificates") to be issued by the Company to holders of shares of Common Stock, the 6% Series A Convertible Additional Preferred Stock, par value $.01 and stated value $10.00 per share (the "Series A Preferred Stock"), and the Series B Convertible Preferred Stock, par value $.01 and stated value $10.00 per share (the "Series B Preferred Stock"), of the Company of record at the close of business on a day which shall not be less than three nor more than 30 days prior to the Effective Date, as hereinafter defined (the "Record Date") (all shares issuable upon the exercise of Rights by holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock shall be referred to as the "Securities") for a price of $.90 per share. The number of Rights distributable for each share of Series A Preferred Stock and Series B Preferred Stock held on the Record Date will be calculated assuming such shares have been converted into Common Stock on the Record Date in accordance with the terms thereof. Record Date stockholders who fully exercise all Rights distributed to them will also be

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entitled to subscribe for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights, subject to proration by the Company under certain circumstances. The Rights will expire at 5:00 P.M., New York City time, on a date to be determined by the Company, but which shall not be less than 20 nor more than 40 days following the Effective Date (such date and time, the "Expiration Date"). The Company proposes to sell to Richemont S.A., a Luxembourg corporation ("Richemont"), an aggregate of 100% of such number of Shares which, as of the Expiration Date, have not been subscribed for by the holders of Common Stock, Series A Preferred Stock or Series B Preferred Stock other than the 11,111,111 shares of Common Stock to be subscribed for by NAR Group Limited, a British Virgin Islands corporation ("NAR"), or its affiliates (other than the Company) by the exercise of Rights either through the basic subscription privilege or the oversubscription privilege (the "Unsubscribed Shares"). The Company's obligation to sell and deliver the Securities to Richemont shall be contingent on Richemont's performance of its obligations under this Agreement. The issuance of the Rights, the offering of the Common Stock to be issued by the Company upon exercise of the Rights either through the basic subscription privilege or the oversubscription privilege and the subscription and purchase of Common Stock upon the terms described in the Prospectus (as hereinafter defined), including the purchase by Richemont of the Securities pursuant to this Agreement, are herein collectively referred to as the "Rights Offering."

            1. Representations and Warranties. (a) The Company represents and warrants to, and agrees with, Richemont as set forth below in this Section 1(a). Certain terms used in Section 1 are defined in paragraphs (i) and (xix) of this
Section 1(a).

            (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and will file with the Securities and Exchange Commission (the "Commission") as soon as practicable a registration statement on such Form for the registration under the Act of the offering of the Rights and the offering and sale of the Securities. The Company will file with the Commission either (A) prior to effectiveness of such registration statement, an amendment to such registration statement (including the form of a final prospectus) or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rule 424(b). In the case of clause (B), the Company shall include in such registration statement, as amended at the Effective Date, all information required by the Act and the rules thereunder to be included in the Prospectus with respect to the Rights, the


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Securities and the offering thereof. As filed, such amendment and the form of final prospectus, or such final prospectus, shall contain all required information with respect to the Rights, the Securities and the offering thereof, and shall be in form and substance reasonably acceptable to Richemont.

            The form of prospectus to be used in connection with the offering of the Rights and the offering and sale of the Securities as first filed pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is required, such form of prospectus included in the Registration Statement at the Effective Date, is hereinafter called the "Prospectus." The Prospectus and any related letters from the Company to record or beneficial owners of Common Stock or Rights, related letters from the Company to securities dealers, commercial banks, trust companies and other nominees and other offering materials, in each case disseminated by the Company or by any of its agents with the Company's prior consent, including, without limitation, the Subscription Certificates, the Instructions for Subscription Certificates, the Notices of Guaranteed Delivery, the Form of Letter to the Holders of Common Stock, and the Form of Letter to the Holders of Common Stock whose addresses are outside the United States, and information that the Company may use or authorize for use in connection with the Rights Offering, are collectively referred to hereinafter as the "Offering Materials." Capitalized terms used herein without definition have the meanings assigned to them in the Prospectus.

            (ii) On the Effective Date, the Registration Statement will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as hereinafter defined), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules thereunder; on the Effective Date, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date, the Prospectus, if not required to be filed pursuant to Rule 424(b), and the Offering Materials will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date (as hereinafter defined), the Prospectus (together with any supplement thereto) and the Offering Materials will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the


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information contained in or omitted from the Registration Statement or the
Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of Richemont or relating to Richemont or its affiliates (other than the Company) specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

            (iii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery of this Agreement by Richemont, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (A) as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) as rights to indemnity and contribution hereunder may be limited by Federal or state securities law and/or public policy.

            (iv) Arthur Andersen LLP, which has reported upon the audited financial statements and schedules incorporated by reference in the Registration Statement and the Prospectus, are as to the Company independent public accountants as required by the Act and the Exchange Act.

            (v) The consolidated financial statements and the related notes of the Company incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with generally accepted accounting principles the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations and cash flows of the Company for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject, in the case of interim statements, to normal year-end audit adjustments. The financial statement schedules incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with generally accepted accounting principles the information required to be stated therein.

            (vi) The Company is a corporation organized, validly existing and in good standing under the laws of the State of


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Delaware with full corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

            (vii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

            (viii) The outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, the Rights, the Subscription Certificates and the Securities will conform in all material respects to the descriptions thereof contained or incorporated by reference in the Registration Statement and the Prospectus.

            (ix) The Company had, at the date indicated, the shareholders' equity set forth in the Consolidated Balance Sheets contained in the Annual Report on Form 10-K for the fiscal year ended December 28, 1996.

            (x) Prior to or at the Effective Date, the Company will have entered into a subscription agency agreement (the "Subscription Agency Agreement") with a subscription agent (the "Subscription Agent"), which Subscription Agent shall act on behalf of the Company in connection with, among other things, the issuance, exercise, sale and transfer of Rights as part of the Rights Offering. When executed by the Company, the Subscription Agency Agreement will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Subscription Agent, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).


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            (xi) The Rights, when issued and delivered in accordance with the terms of the Rights Offering, will be validly issued, and no holder thereof is or will be subject to personal liability by reason of being such a holder; the shares of Common Stock issuable upon the exercise of the Rights and the Securities, when issued or delivered and paid for in accordance with the terms of the Rights Offering, will be validly issued, fully paid and non-assessable, and no holder thereof is or will be subject to personal liability by reason of being such a holder; and the issuance of the shares of Common Stock issuable upon the exercise of the Rights and the Securities will not be subject to the preemptive rights of any stockholder of the Company.

            (xii) Prior to the Effective Date, the Company will have taken all valid corporate action to duly reserve such number of its authorized and unissued shares of Common Stock as are deliverable upon consummation of purchases pursuant to the Rights Offering.

            (xiii) Except as otherwise stated in the Prospectus or contemplated thereby, none of the Company or any of its subsidiaries is in violation of its certificate of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for (a) such defaults under the Loan and Security Agreement, dated as of November 14, 1995, as amended, with Congress Financial Corporation, which defaults shall have been waived, and (b) such defaults that in the aggregate would not have a material adverse effect on the condition (financial or otherwise), results of operations or earnings of the Company and its subsidiaries considered as one enterprise. The execution and delivery of this Agreement, the issuance and delivery of the Rights and the Securities, the consummation of the Rights Offering and the consummation by the Company of the transaction contemplated in this Agreement, the Registration Statement and the Prospectus, and compliance by the Company with terms of this Agreement do not and will not result in any violation of the charter or by-laws of the Company, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries under (i) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which each of them or any of them may be bound or to


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which any of their respective properties may be subject or (ii) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (except, in the case of (i) and (ii) above, where such conflicts, breaches or defaults or liens, charges or encumbrances in the aggregate would not have a material adverse effect on the condition (financial or otherwise), results of operations or earnings of the Company and its subsidiaries considered as one enterprise).

            (xiv) Except as otherwise disclosed in the Prospectus, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Act and the securities or blue sky law of the various states), is required for the offer of the Rights, the offer and sale by the Company of Securities, the consummation of the Rights Offering as set forth in the Registration Statement and the Prospectus or the consummation by the Company of the transactions contemplated in this Agreement and in the Registration Statement and the Prospectus.

            (xv) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that is required to be disclosed in the Registration Statement and the Prospectus. There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or the Prospectus that will not be described and filed as required.

            (xvi) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Rights or the Common Stock.

            (xvii) The Rights will be duly authorized for trading on a when-issued and, subject only to official notice of issuance, regular way basis on the American Stock Exchange. The Securities, when issued, will be authorized for listing on said Exchange, subject only to official notice of issuance.

            (xviii) The proceeds of the Rights Offering will be applied as set forth in the Prospectus.


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            (xix) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including exhibits and financial statements, as amended at the time in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. "Rule 424" refers to such rule under the Act. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Prospectus and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the issue date of the Prospectus deemed to be incorporated therein by reference.

            (b) Richemont represents and warrants to, and agrees with, the Company as set forth below in this Section 1(b).

            (i) Richemont has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by Richemont and, assuming due execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of Richemont, enforceable against Richemont in accordance with its terms except (A) as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) as rights to indemnity and contribution hereunder may be limited by Federal or other national or state or provincial securities laws and/or public policy.

            (ii) To the extent that the Registration Statement contains any information concerning Richemont furnished in writing to the Company by or on behalf of Richemont specifically for inclusion therein, on the Effective Date the Registration Statement will, and when the prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date


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(as hereinafter defined), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder with respect to such information; to the extent that the Registration Statement contains any information concerning Richemont furnished in writing to the Company by or on behalf of Richemont specifically for inclusion therein, on the Effective Date, the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading with respect to such information; and on the Effective Date, to the extent that the Registration Statement contains any information concerning Richemont furnished in writing to the Company by or on behalf of Richemont specifically for inclusion therein, the Prospectus, if not required to be filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date (as hereinafter defined), the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading with respect to such information.

            (iii) The execution and delivery of this Agreement, the purchase of the shares of Common Stock to be purchased by Richemont hereunder, the consummation by Richemont of the transactions contemplated in this Agreement, the Registration Statement and the Prospectus and compliance by Richemont with the terms of this Agreement do not and will not result in any violation of the Statuten of Richemont, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Richemont or any of its subsidiaries under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which Richemont or any of its subsidiaries is a party or by which each of them or any of them may be bound or to which any of their respective properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Richemont or any of its subsidiaries or any of their respective properties (except, in the case of (A) and (B) above, where such conflicts, breaches or defaults or liens, charges or encumbrances in the aggregate would not have a material adverse effect on the condition (financial or otherwise), results of operations or earnings of Richemont and its subsidiaries considered as one enterprise).


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            (iv) Except as otherwise disclosed in the Prospectus, no
authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Act and the securities or blue sky laws of the various states) is required for the purchase of the Unsubscribed Shares to be purchased by Richemont hereunder as set forth in the Registration Statement and the Prospectus and the consummation by Richemont of the transactions contemplated in this Agreement and in the Registration Statement and the Prospectus.

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to Richemont, and Richemont agrees to purchase from the Company at a purchase price per share equal to the subscription price per share specified in the Registration Statement 100% of the Unsubscribed Shares, if any.

            As compensation to Richemont for its commitment hereunder, the Company agrees to pay to Richemont, on the Closing Date (as hereinafter defined) or at such other time and date as Richemont and the Company may agree in writing, an amount equal to 1% in respect of the aggregate offering price of the aggregate number of shares of Common Stock issuable upon exercise of the Rights granted to holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock other than with respect to the shares of Common Stock held by NAR Group Limited, a British Virgin Islands corporation ("NAR"), or its affiliates plus an amount equal to one-half of 1% in respect of the aggregate offering price of the aggregate number of shares of Common Stock issuable upon exercise of the Rights granted to NAR or its affiliates less 11,111,111 shares of Common Stock or such greater number of shares of Common Stock as NAR or its affiliates shall acquire upon exercise of their Rights (collectively, the "Standby Fee"), plus an additional amount equal to 4% of the aggregate offering price (the "Take-Up Fee") in respect of all Unsubscribed Shares, if any, purchased by Richemont pursuant to its commitment hereunder, each payable in cash. Notwithstanding the foregoing, Richemont shall not be entitled to a Standby Fee with respect to the shares of Common Stock issuable upon exercise of the Rights with respect to the shares of Common Stock owned beneficially by Theodore H. Kruttschnitt as of the date hereof if (i) at least five days prior to the Effective Date, he furnishes to Richemont an undertaking to exercise the Rights distributed to him with respect to such shares and (ii) upon the closing of the Rights Offering, Mr. Kruttschnitt purchases the shares which he undertakes to purchase.


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            If the closing for the sale of the Unsubscribed Shares shall not occur as a result of (i) any termination of this Agreement pursuant to Section 8 or (ii) any cancellation of this Agreement pursuant to Section 6 if any such cancellation pursuant to Section 6 is the result of any refusal, inability or failure on the part of the Company to perform any material agreement herein or to satisfy any material condition or other provision hereof (other than Section 6(b)(i) with respect to representations contained in paragraphs (xiii), (xiv) and (xv) of Section 1(a) so long as the Company has made reasonable efforts to comply with such sections) on its part to be satisfied or the material breach by the Company of any of the representations and warranties contained in Section 1 hereof (other than the representations contained in paragraphs (xiii), (xiv) and (xv) of Section 1(a) so long as the Company has made reasonable efforts to comply with such sections), the Company shall pay Richemont the entire amount of the Standby Fee.

            3. Delivery and Payment. Delivery and payment for the Unsubscribed Shares shall be made at 10:00 A.M., New York City time, on the fifth business day following the Expiration Date (which date and time may be postponed to a date not later than 10 business days thereafter by agreement between Richemont and the Company) (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to Richemont against payment by Richemont of the aggregate purchase price of the Unsubscribed Shares being sold by the Company, by wire transfer and payable in same day funds to an account or accounts designated in writing by the Company at least two business days before the Closing Date. Delivery of the Unsubscribed Shares shall be made at such location in the United States as Richemont shall reasonably designate at least one business day in advance of the Closing Date and payment for such Unsubscribed Shares shall be made at the office of Brown Raysman Millstein Felder & Steiner LLP, 120 West 45th Street, New York, New York 10036. Certificates for the Unsubscribed Shares shall be registered in such names and in such denominations as Richemont may request not less than forty-eight hours in advance of the Closing Date.

            The Company agrees to have the Unsubscribed Shares available for inspection, checking and packaging by Richemont in New York, New York, not later than 1:00 P.M. on the business day prior to the Closing Date.

            Should the Company so require, Richemont will advance up to $30 million from time to time upon the Company's request against its commitment to purchase all of the Unsubscribed Shares. In return, the Company will execute a subordinated


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promissory note in the amount of such advance which will be repayable on the earlier of August 30, 1997 or the completion of the Rights Offering. Such note will be subordinate to the Loan and Security Agreement, dated as of November 14, 1995, as amended, with Congress Financial Corporation. Should Richemont advance any sums, payment of all or part of the aggregate purchase price of the Unsubscribed Shares may also be made by Richemont by the surrender and cancellation of the aforementioned note. Concurrently therewith, the Company shall pay to Richemont interest on the principal amount outstanding under such note as provided therein at a rate of 1.5% per annum in excess of the prime commercial rate announced from time to time by CoreStates Bank, N.A.

            4. No Offering by Richemont. It is understood that Richemont does not intend to offer the shares of Common Stock owned by it (including, but not limited to, the Unsubscribed Shares) for sale to the public.

            5. Agreements. (a) The Company agrees with Richemont that:

                  (i) The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, including any post-effective amendment, to become effective as soon as practicable. Prior to the termination of the offering of the Rights and the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus without Richemont's prior consent, which consent shall not be unreasonably withheld or delayed. Subject to the foregoing sentence, if filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to Richemont of such timely filing. The Company will promptly advise Richemont (A) when the Registration Statement, and any amendment thereto, shall have become effective, (B) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (C) when, prior to termination of the Rights Offering, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the


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      institution or threatening of any proceeding for that purpose, (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (G) if any of the representations and warranties contained in Section 1 hereof becomes inaccurate in any material respect subsequent to the date hereof. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (ii) If, at any time when a prospectus relating to the Rights or the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder (including to comply with Item 512(c) of Regulation S-K under the Act), the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph
      (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance.

            (iii) As soon as practicable, the Company will make generally available to its security holders and to Richemont an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (iv) The Company will furnish to Richemont without charge, signed copies of the Registration Statement (including exhibits thereto) and as many copies of the Prospectus and any supplement thereto as Richemont may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Rights Offering.

            (v) The Company will arrange for the qualification of the Rights for distribution and offering and the Securities for distribution, offering and sale under the laws of such jurisdictions as Richemont may designate, and will maintain such qualifications in effect so long as required for the distribution of the Rights or the Securities, as the case may be.

            (vi) Except as contemplated in the Registration Statement or the Prospectus, the Company will not, within 90 days of the Effective Date, sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock pursuant to a Registration Statement filed after the date hereof with the Commission pursuant to the Act without the prior written consent of Richemont which shall not be unreasonably withheld.

            (vii) The Company shall at all times reserve and keep available for issue upon the exercise of the Rights such number of authorized but unissued shares of Common Stock deliverable upon the exercise of the Rights as will be sufficient to permit the exercise in full of all Rights issued.

            6. Conditions to Obligations of Richemont. The obligations of Richemont to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Effective Date and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder and to the following additional conditions:

            (a) The Registration Statement shall have become effective not later than 12:00 Noon, New York City time, or such later time as trading in the Common Stock begins on the American Stock Exchange on the Effective Date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) At the Closing Date, the Company shall have furnished to Richemont certificates of the Company, dated respectively as of the Effective Date and the Closing Date and signed by any two executive officers of the Company, to the effect that the signers of such certificates have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Effective Date or on and as of the Closing Date, as the case may be, with the same effect as if made at the Effective Date or on the Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Effective Date or the Closing Date, as applicable; and

                  (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened.

            (c) The Company shall have commenced mailing the Subscription Certificates to record holders of the Common Stock not later than three days following the Effective Date and shall have completed such mailing expeditiously, and shall have offered the Common Stock for subscription in accordance with the terms and under the conditions set forth in the Prospectus. The Expiration Date shall have been not later than 5:00 P.M., New York City time, on that day which shall not be less than 20 nor more than 40 days following the Effective Date. Prior to 12:00 Noon, New York City time, on the business day following the Expiration Date, the Company shall have advised Richemont of the number of shares of Common Stock subscribed for and of the number of Non-Richemont Shares.

            (d) NAR shall have entered into an agreement with the Company providing for the exercise of, and shall have exercised, its Rights for that number of Shares having an aggregate purchase price of at least $10 million. Payment of all or part of the aggregate purchase price of such Shares will be made by NAR by the surrender and cancellation of the Company's subordinated promissory note, dated as of September 11, 1996, in the principal amount of $10 million. Concurrently therewith, the Company shall pay to NAR interest on the principal amount outstanding under such note as provided therein.

            (e) Prior to the Closing Date, the Company shall have furnished to Richemont such further information, certificates and documents as Richemont may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of Richemont hereunder may be canceled at, or at any time prior to, the Closing Date by Richemont. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

            7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless Richemont, the directors, officers, partners, employees and agents of Richemont and each person who controls, or is in common control with, Richemont within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Rights and the Securities as originally filed or in any amendment thereof, or in the Prospectus or any of the Offering Materials, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Rights Offering or the engagement of Richemont pursuant to, and the performance by Richemont of the services contemplated by, this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (A) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by Richemont specifically for inclusion therein or (B) in the case of clause (a)(ii) of this Section 7, is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith or gross negligence of such indemnified party or any party related to an indemnified party or to have resulted from a violation of Rule 10b-6, 10b-7 or 10b-8 under the Exchange Act by the indemnified party, other than actions performed at the written request or with the consent of the Company. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            The Company also agrees that no indemnified party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to or arising out of the engagement of Richemont pursuant to, or the performance by Richemont of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted from the indemnified party's bad faith or gross negligence or a breach by Richemont of its obligations under this Agreement.

            (b) Richemont agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to Richemont, but only with reference to written information relating to Richemont furnished to the Company by Richemont specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which Richemont may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (it being understood, however, that in connection with such action the indem-nifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties who are parties to such action), (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (x) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (y) such settlement, compromise or consent involves only the payment of money damages and no other relief.

            (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and Richemont agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, on the one hand, and Richemont, on the other hand, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by Richemont, on the other hand, from the purchase of the Securities; provided, however, that in no case shall Richemont be responsible for any amount in excess of the aggregate compensation paid hereunder to Richemont in respect of the Securities purchased by Richemont hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, on the one hand, and Richemont, on the other hand, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of Richemont, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Rights Offering (before deducting expenses), as set forth on the cover page of the Prospectus (assuming that all such Rights are exercised), and benefits received by Richemont shall be deemed to be equal to the total compensation paid to Richemont hereunder. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or Richemont. The Company and Richemont agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls Richemont within the meaning of either the Act or the Exchange Act and each director, officer, partner, employee and agent of Richemont shall have the same rights to contribution as Richemont, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            8. Termination. This Agreement shall be subject to termination in the absolute discretion of Richemont, by notice given to the Company prior to delivery of and payment for the Unsubscribed Shares, if prior to such time trading in the Common Stock shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on such Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange.

            9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of Richemont set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of Richemont or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Unsubscribed Shares. The provisions of the third paragraph of Section 2 hereof and the provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

            10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Richemont, will be mailed, delivered or telegraphed and confirmed to it at 35 Boulevard Prince Henri, L 1724 Luxembourg, Attention: Mr. Kurt Nauer or at such other address as Richemont may hereafter designate by notice to the Company, with a copy to Brobeck Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, Attention: Robert P. Wessely, Esq., Facsimile Number 212-586-7878 or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1500 Harbor Boulevard, Weehawken, New Jersey 07087, Attention: Secretary, Facsimile Number 201-392-5005, or at such other address as the Company may hereafter designate by notice to Richemont, with a copy to Brown Raysman Millstein Felder & Steiner LLP, 120 West 45th Street, 20th Floor, New York, New York 10036, Attention:
Monte E. Wetzler, Esq., Facsimile Number 212-840-2429.

            11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No party to this Agreement may assign its rights under this Agreement to any other person without the prior written consent of the other party hereto, except that Richemont may assign its rights hereunder to one or more direct or indirect wholly-owned subsidiaries of Richemont, provided that Richemont shall continue to be obligated to perform all the obligations to be performed by Richemont hereunder.

            12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

            13. Business Day. For purposes of this Agreement, "business day" means any day on which the American Stock Exchange is open for trading.

            14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first written above.

                              HANOVER DIRECT, INC.


                              By: /s/   Larry J. Svoboda
                                 ------------------------------
                                 Name:  Larry J. Svoboda
                                 Title: Senior Vice President, CFO


                              RICHEMONT S.A.


                              By: /s/   Howard S. Tanner
                                 ------------------------------
                                 Name:  Howard S. Tanner
                                 Title: Director


                              By: /s/   Jan du Plessis
                                 ------------------------------
                                 Name:  Jan du Plessis
                                 Title: Director